Exhibit 4.4

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated May 6, 2004 (the "Fifth Amendment"), is by and between Vintage Filings, LLC (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated April 6, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as its fee and as consideration for services provided, 6,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Further, the 6,000,000 shares shall be allocated and issued as follows: (1) 3,000,000 shares to Shai Stern, and (2) 3,000,000 shares to Seth Farbman. By amendment dated May 6, 2004 Client agrees to pay Consultant an additional 1,800,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Further, the 1,800,000 shares shall be allocated and issued as follows: (1) 900,000 shares to Shai Stern, and
(2) 900,000 shares to Seth Farbman."

EXECUTED on the date first set forth above.

                                            CLIENT:

                                            NANNACO, INC.


                                            By:
                                                --------------------------------
                                                Steve Careaga - CEO


                                            CONSULTANT:

                                            VINTAGE FILINGS, LLC


                                            By:
                                                --------------------------------
                                            Name: Seth Farbman
                                            Title: Manager/member


                                            By:
                                                --------------------------------
                                            Name: Shai Stern
                                            Title: Manager/member